UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On Monday, December 13, 2010, at the Company’s Annual Stockholder Meeting, Camelot Chief Financial Officer and Director Steven Istock was elected to the Board of Directors with 28,556,299,749 votes for (90.13% of the votes eligible to be cast) and 8,658,966 votes against (.03%). Leo Griffin was elected to the Board of Directors with 28,564,958,715 votes for (90.16%) and 0 against. Mr. Griffin will serve as an independent director. Both directors were elected to a term of five years. Mr. Griffin will accept his election and join the Board of Directors once the Company has secured its new directors and officers (“D&O”) insurance policy, which the Company expects to have in place during January 2011. Until that time, Mr. Griffin is serving as a special consultant to the Board of Directors.

Steven Istock, 44, Director, Chief Financial Officer, joined Camelot as CFO and as a member of our Board of Directors on July 1, 2010.  Mr. Istock has a substantial corporate, entertainment and international finance background with over fifteen years’ experience as a senior banker and finance manager.  Mr. Istock specializes in the development, structuring and funding of debt and equity transactions.  He has participated in over $2 billion in transactions for a wide range of public and private corporate clients.

Since March 2008, Mr. Istock has been the President and CEO of California Pictures and a Partner and CFO of Strategic Film Partners since May of 2006, which produce and distribute motion picture content worldwide.  He also advises domestic and international clients on structuring financing for a variety of projects in the beginning, middle and closing stages of development and production.  While serving as a Vice-President of Lending for American Business Bank between November 2005 and December 2006, Mr. Istock made his initial investment into Strategic Film Partners.

As a senior Vice President and Finance Manager for Merrill Lynch in Beverly Hills between January 2000 and November 2005, Mr. Istock was responsible for managing and closing all of the commercial, entertainment and real estate loan transactions for five area offices as well as directing and managing all local transactions with the mergers and acquisitions, private equity and real estate syndication bankers within Merrill Lynch and other affiliated firms worldwide.  He earned the Series 7, 63, 65 licenses and Merrill Lynch Certified Financial Manager accreditation and was approved for the California Finance Lenders License by the State of California.

Mr. Istock graduated from the University of Michigan in Economics and English in 1989, with post-graduate work at Charles University in Prague in 2007.

Leo Griffin, 40, Director, has been a Principal at Clarity Partners, a private equity firm managing over US $1 billion and focused on the media, communications, and business services sectors, from 2006 to present. From 2003 through 2006, Mr. Griffin was a Principal at Monitor Ventures, the venture capital and advisory arm of the Monitor Group, a global strategy consulting firm and merchant bank.  At Monitor Ventures, Mr. Griffin focused on advising and investing in various communications and media companies.  From 1998 through 2003, Mr. Griffin served as a strategy consultant with Monitor Group’s consulting arm, where he helped to found MarketSpace, a consulting practice focused on new media businesses.

Mr. Griffin currently serves as a member of the boards of directors of CaseStack, Inc., Critical Media, Inc. and ImpreMedia, Inc.  Mr. Griffin holds a degree in Industrial Economics from the London School of Economics (1992) and received his MBA with distinction from the Kellogg School at Northwestern University in 1998.

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ITEM 9.01	Financial Statements and Exhibits

a) Financial Statements
   None

b) Exhibits

Exhibit #	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: December 30, 2010	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman

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